UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

VERTEX PHARMACEUTICALS INCORPORATED

(Name of Registrant as Specified In Its Charter)

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Vertex Announces Virtual 2020 Annual Meeting

and Internet Access to Proxy Materials

BOSTON -- Vertex Pharmaceuticals Incorporated (Nasdaq: VRTX) today announced that, due to public health and travel safety concerns related to the ongoing COVID-19 pandemic, its 2020 Annual Meeting of Shareholders will be held as a virtual meeting. The meeting will be held exclusively via webcast on June 3, 2020 at 9:30 a.m., Eastern Time. Shareholders as of April 9, 2020, the record date for the meeting, may attend the meeting by visiting www.meetingcenter.io/207970612 and following the instructions in the proxy materials.

Vertex further announced that it will be using the “Notice and Access” method of providing proxy materials in advance of the annual meeting. Today Vertex will begin mailing to shareholders as of the record date a Notice of Internet Availability of Proxy Materials and will post its proxy materials on the internet. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the Company’s proxy materials online, including its proxy statement and Annual Report on Form 10-K for the year ended December 31, 2019, as well as instructions on how shareholders may vote their shares at the Annual Meeting. Shareholders may request paper copies of the proxy materials and the Annual Report.

For more information, shareholders are encouraged to review the Company’s definitive proxy statement, which was filed with the Securities Exchange Commission today. Shareholders are able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by Vertex with the Securities and Exchange Commission for no charge by visiting www.sec.gov. Copies are also available on the company’s website at www.vrtx.com.

About Vertex

Vertex is a global biotechnology company that invests in scientific innovation to create transformative medicines for people with serious diseases. The company has multiple approved medicines that treat the underlying cause of cystic fibrosis (CF) - a rare, life-threatening genetic disease - and has several ongoing clinical and research programs in CF. Beyond CF, Vertex has a

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robust pipeline of investigational small molecule medicines in other serious diseases where it has deep insight into causal human biology, including pain, alpha-1 antitrypsin deficiency, and APOL1-mediated kidney diseases. In addition, Vertex has a rapidly expanding pipeline of genetic and cell therapies for diseases such as sickle cell disease, beta thalassemia, Duchenne muscular dystrophy and type 1 diabetes mellitus.

Founded in 1989 in Cambridge, Mass., Vertex’s global headquarters is now located in Boston’s Innovation District and its international headquarters is in London, UK. Additionally, the company has research and development sites and commercial offices in North America, Europe, Australia and Latin America. Vertex is consistently recognized as one of the industry’s top places to work, including 10 consecutive years on Science magazine’s Top Employers list and top five on the 2019 Best Employers for Diversity list by Forbes. For company updates and to learn more about Vertex’s history of innovation, visit www.vrtx.com or follow us on Facebook, Twitter, LinkedIn, YouTube and Instagram.

(VRTX-GEN)

Vertex Pharmaceuticals Incorporated
Investors:
Michael Partridge, 617-341-6108
Zach Barber, 617-341-6470

Brenda Eustace, 617-341-6187

Media:
mediainfo@vrtx.com
or
617-341-6992

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